Exhibit 99.1

FOR IMMEDIATE RELEASE

1ST PACIFIC BANK TO CONSOLIDATE OCEANSIDE BRANCH

SAN DIEGO, (Jan. 15, 2010) — 1st Pacific Bank announced today that it will consolidate its Tri Cities branch into its Solana Beach branch on April 15, 2010. The Tri Cities branch is located at 3500 College Blvd. in Oceanside.

The company said it had been operating that branch on an extended lease basis, and that it had been searching for a smaller, more convenient site for several months, but could not find a space to meet its requirements.

The company noted that the consolidation should be seamless to accountholders, and no action is required of them during the process unless they have a safe deposit box. Customer account numbers will remain the same. Customers may call Tony DiVita, 858-509- 2700 if they have questions about the consolidation.

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